UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
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Southcross Energy Partners, L.P.
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Southcross Energy Partners, L.P.
1717 Main Street, Suite 5200
Dallas, TX 75201
NOTICE OF ACTION BY WRITTEN CONSENT
We are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy
To the Unitholders of Southcross Energy Partners, L.P.:
The purpose of this notice of action by written consent and information statement is to advise the unitholders of Southcross Energy Partners, L.P. (the “Partnership”) of the approval, by written consent, of the Southcross Energy Partners, L.P. Amended and Restated 2012 Long-Term Incentive Plan (the “A/R LTIP”). The A/R LTIP provides for the grant of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards, to officers, employees, consultants and directors of the Partnership, Southcross Energy Partners GP, LLC, the Partnership’s general partner (the “General Partner”), and the Partnership’s subsidiaries. This notice and information statement is being mailed on or about November 17, 2015 to unitholders of record of the Partnership as of November 9, 2015.
We are not asking you to approve the A/R LTIP. The A/R LTIP was unanimously approved by the board of directors of our General Partner on October 28, 2015. Although approval by unitholders of the A/R LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on November 9, 2015, Southcross Holdings LP (the “Consenting Majority Unitholder”), which held a majority of our outstanding total common units, subordinated units and Class B Convertible Units as of that date, also approved the A/R LTIP by a written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Such action by written consent is sufficient to adopt the A/R LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the A/R LTIP and your approval is neither required nor requested.
Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder as described above, under applicable securities regulations, the A/R LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the A/R LTIP can become effective is December 7, 2015. A copy of the A/R LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the A/R LTIP and this action by the Consenting Majority Unitholder. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC, our Third Amended and Restated Agreement of Limited Partnership and Delaware law.
If you have any questions, please contact our Investor Relations Department at (214) 979-3720.

Sincerely,

/s/ KELLY J. JAMESON
Kelly J. Jameson
Senior Vice President, General Counsel and Corporate Secretary
This notice and the accompanying information statement are dated and are first being mailed to our unitholders on or about November 17, 2015.

Southcross Energy Partners, L.P.
1717 Main Street, Suite 5200
Dallas, TX 75201
INFORMATION STATEMENT
We are Not Asking You for a Proxy and
You are Requested Not to Send Us a Proxy
To the Unitholders of Southcross Energy Partners, L.P.:
This information statement is being furnished to the unitholders of Southcross Energy Partners, L.P. (the “Partnership”) of record as of November 17, 2015 to provide information about the Southcross Energy Partners, L.P. Amended and Restated 2012 Long-Term Incentive Plan (the “A/R LTIP”). The A/R LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards, to officers, employees, consultants and directors of the Partnership, Southcross Energy GP, LLC, the Partnership’s general partner (the “General Partner”), and the Partnership’s subsidiaries.
We are not asking you to approve the A/R LTIP. The A/R LTIP was unanimously approved by the board of directors of our General Partner on October 28, 2015. Although approval by unitholders of the A/R LTIP is also required by rules of The New York Stock Exchange (the “NYSE”), we are not soliciting your vote because, on November 9, 2015, Southcross Holdings LP (the “Consenting Majority Unitholder”), which held a majority of our outstanding total common units, subordinated units and Class B Convertible Units as of that date, also approved the A/R LTIP by a written consent in lieu of a special meeting of the unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent will be sufficient to adopt the A/R LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the A/R LTIP and your approval is neither required nor requested.
Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder as described above, under applicable securities regulations, the A/R LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the A/R LTIP can become effective is December 7, 2015. A copy of the A/R LTIP is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.
Neither the SEC nor any state securities commission has approved or disapproved of the A/R LTIP, passed upon the merits or fairness of the A/R LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Sincerely,

/s/ KELLY J. JAMESON
Kelly J. Jameson
Senior Vice President, General Counsel and Corporate Secretary
This information statement is dated and is first being mailed to our unitholders on or about November 17, 2015.

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER
AND CONSENTING MAJORITY UNITHOLDER
On October 28, 2015, the board of directors of Southcross Energy Partners GP, LLC (our “General Partner”), the general partner of Southcross Energy Partners, L.P. (together with its consolidated subsidiaries, the “Partnership,” “we,” “our” or “us”), unanimously approved resolutions adopting the Southcross Energy Partners, L.P. Amended and Restated 2012 Long-Term Incentive Plan (the “A/R LTIP”), subject to the requisite unitholder approval as required by the rules of the New York Stock Exchange (“NYSE”). The A/R LTIP provides for the grant of restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards, to officers, employees, consultants and directors of the Partnership, the General Partner and the Partnership’s subsidiaries. The A/R LTIP will authorize up to 6,250,000 common units, inclusive of the 1,750,000 common units authorized under the Partnership’s 2012 Long-Term Incentive Plan (the “Current LTIP” and together with the A/R LTIP, the “LTIP”), of the Partnership for grants and issuances under the A/R LTIP. Under Delaware law and under our Third Amended and Restated Agreement of Limited Partnership, dated as of August 4, 2014 (the “Partnership Agreement”), any action that may be taken at a meeting of unitholders may be taken without a meeting if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partner interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited partner interests were present and voted. The action taken by the board of directors of the General Partner (the “Board”) on October 28, 2015 regarding the A/R LTIP was approved by the written consent of Southcross Holdings LP (the “Consenting Majority Unitholder” or “Holdings”) on November 9, 2015, which held a majority of our outstanding total common units, subordinated units and Class B Convertible Units as of that date, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our common unitholders is required to be or will be held to approve the A/R LTIP.
DISSENTER’S RIGHT OF APPRAISAL
Under Delaware law, unitholders are not entitled to any dissenter’s right of appraisal with respect to the above action.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
As of November 9, 2015, there were a total of 28,420,619 common units, 12,213,713 subordinated units and 15,684,512 Class B Convertible Units issued and outstanding. Each holder of common units, subordinated units or Class B Convertible units is entitled to one vote for each such common unit, subordinated unit or Class B Convertible unit held by such holder. As of November 9, 2015, the Consenting Majority Unitholder was the record owner of 6,616,400 common units, 12,213,713 subordinated units and 15,684,512 Class B Convertible Units, representing a majority of the issued and outstanding common units, subordinated units and Class B Convertible Units of Southcross Energy Partners, L.P. The Consenting Majority Unitholder, as the holder of a majority of our outstanding common units, subordinated units and Class B Convertible Units, has approved the A/R LTIP as described above.
Preemptive Rights. Pursuant to our Partnership Agreement, no person, other than our General Partner, has any preemptive, preferential or other similar rights with respect to the issuance of our equity securities, including our common units. Our General Partner has the right, which it may assign to any of its affiliates, to purchase equity securities from us whenever, and on the same terms that, we issue equity securities to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to the issuance of such equity securities.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our units as of November 13, 2015 (the “Ownership Reference Date”) by:

•
each person known to us to beneficially own 5% or more of any class of our outstanding units (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”);

•	each of the directors and named executive officers (as named in our Annual Report on Form 10-K for the year ended December 31, 2014) of our General Partner; and

•	all of the current directors and current executive officers of our General Partner as a group.
All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more unitholders, as the case may be, or based on a review of the copies of reports furnished to us.
Our General Partner is indirectly owned 100% by Holdings. Charlesbank Capital Partners, LLC (“Charlesbank”), EIG Global Energy Partners, LLC (“EIG”) and Tailwater Capital LLC (“Tailwater”) (collectively, the “Sponsors”) each indirectly own approximately one-third of Holdings. Affiliates of Energy Capital Partners Mezzanine Opportunities Fund and GE Energy Financial Services own certain additional ownership interests in Holdings as well. The general partner of Holdings is Southcross Holdings GP LLC, of which Charlesbank, EIG and Tailwater each indirectly own approximately one-third. Our General Partner owns all of the general partner interests in us.
The amounts and percentage of units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting, of such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. In computing the number of common units beneficially owned by a person and the percentage ownership of that person, a right to acquire beneficial ownership of a security within 60 days of the Ownership Reference Date by a person, if any, are deemed to be outstanding for computing the percentage of outstanding securities of the class by such person, but are not deemed to be outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting power and sole investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.
The percentages of units beneficially owned are based on a total of 28,420,619 common units, 12,213,713 subordinated units and 15,958,990 Class B Convertible Units outstanding as of the Ownership Reference Date.

Name and address of beneficial owner(1)	Common units beneficially owned	Percentage of common units beneficially owned	Subordinated units beneficially owned(1)	Percentage of subordinated units beneficially owned	Class B Convertible Units beneficially owned(1)	Percentage of Class B Convertible Units beneficially owned	Percentage of total common, subordinated and Class B Convertible Units beneficially owned
Our Holding Company:
Southcross Holdings LP(2)(3)(4)	6,616,400	23.3%	12,213,713	100.0%	15,958,990	100%	61.5%
5% Owners Not Listed Above or Below:
Southcross Energy LLC(4)	6,616,400	23.3%	12,213,713	100.0%	15,958,990	100%	61.5%
EIG BBTS Holdings, LLC(5)	6,616,400	23.3%	12,213,713	100.0%	15,958,990	100%	61.5%
TW BBTS Aggregator LP(6)	6,616,400	23.3%	12,213,713	100.0%	15,958,990	100%	61.5%
Piper Jaffary Companies(7)	2,424,852	8.5%	—	—	—	—	4.3%
Neuberger Berman Group LLC(8)	3,951,678	13.9%	—	—	—	—	7.0%
Oppenheimer Funds, Inc.(9)	2,447,856	8.6%	—	—	—	—	4.3%
Current Directors and Named Executive Officers of Our General Partner:
J. Michael Anderson(2)(10)	76,213	*	—	—	—	—	*
David W. Biegler(2)	60,596	*	—	—	—	—	*
Jon M. Biotti(4)(11)	—	—	—	—	—	—	—
John E. Bonn(2)	34,900	*	—	—	—	—	*
Nicholas J. Caruso(2)	6,454	*	—	—	—	—	*
Jason H. Downie(6)(12)	6,616,400	23.3%	12,213,713	100.0%	15,958,990	100%	61.5%
Wallace C. Henderson(13)	—	—	—	—	—	—	—
Phillip M. Mezey(2)(14)	—	—	—	—	—	—	—
Jerry W. Pinkerton(2)	14,739	*	—	—	—	—	*
Ronald G. Steinhart(2)(15)	26,879	*	—	—	—	—	*
Bruce A. Williamson(2)(16)	12,739	*	—	—	—	—	*
All current directors and current executive officers of our General Partner as a group (consisting of 13 persons)(4)(6)(12)(15)(16)(17)	6,772,707	23.8%	12,213,713	100.0%	15,958,990	100%	61.7%

*	An asterisk indicates that the person or entity owns less than one percent.

(1)
This beneficial ownership table was prepared as of the Ownership Reference Date. The subordinated units convert into common units on a one-for-one basis on the expiration of the Subordination Period (as defined in the Partnership Agreement). The Class B Convertible Units convert into common units at the Class B Conversion Rate (as defined in our Partnership Agreement) on the Class B Conversion Date (as defined in the Partnership Agreement). Because such subordinated units and Class B Convertible Units were acquired in connection with transactions having the purpose or effect of changing or influencing the control of us, such subordinated units and Class B Convertible Units are considered converted for purposes of the calculations of the amounts noted under Rule 13d-3(d)(1)(i) of the Exchange Act. Pursuant to Rule 13d-3(d)(1)(i), the subordinated units and Class B Convertible Units are deemed outstanding for computing the percentage of the class owned by such beneficial owner, but not deemed to be outstanding for the purpose of computing the percentage of the class for any other person. The beneficial ownership reported for the Class B Convertible Units includes additional Class B Convertible Units issued in kind as distributions, including Class B Convertible Units issued on November 13, 2015 in connection with a distribution to holders of record of Class B Convertible Units on November 9, 2015.

(2)	The address for this person or entity is 1717 Main Street, Suite 5200, Dallas, Texas 75201.

(3)	Holdings, through its wholly-owned subsidiaries, owns 100% of our General Partner, 6,616,400 of our common units, 12,213,713 of our subordinated units and 15,958,990 of our Class B Convertible Units.

(4)
Based on a Schedule 13D/A filed with the SEC on May 21, 2015. The filing was made jointly by Southcross Energy LLC, Charlesbank Capital Partners, LLC, Southcross Holdings GP LLC, Southcross Holdings LP, Southcross Holdings Guarantor GP LLC, Southcross Holdings Guarantor LP, Southcross Holdings Borrower GP LLC and Southcross Holdings Borrower LP. Each party to the Schedule 13D, as amended, shares voting and dispositive power. Jon Biotti, a director of our General Partner, is a managing director of Charlesbank Capital Partners, LLC, the investment adviser to the Charlesbank funds. Mr. Biotti disclaims beneficial interest in our common units, subordinated units and Class B Convertible Units, except to the extent of his pecuniary interest therein. The address for each party to the Schedule 13D, as amended, except for Charlesbank Capital Partners, LLC, is 1717 Main Street, Suite 5200, Dallas, Texas 75201. The address for Charlesbank Capital Partners, LLC is 200 Clarendon Street, 54th Floor, Boston, Massachusetts 02116.

(5)
Based on a Schedule 13D/A filed with the SEC on May 15, 2015. The filing was made jointly by EIG BBTS Holdings, LLC, EIG Management Company, LLC, EIG Asset Management, LLC, EIG Global Energy Partners, LLC, The R. Blair Thomas 2010 Irrevocable Trust, and R. Blair Thomas. Each party to the Schedule 13D, as amended, shares voting and dispositive power. The address for each party to the Schedule 13D, as amended, is 1700 Pennsylvania Ave. NW, Suite 800, Washington, D.C. 20006.

(6)
Based on a Schedule 13D/A filed with the SEC on May 15, 2015. The filing was made jointly by TW BBTS Aggregator LP, BB-II Holdco LP, TW/LM GP Sub, LLC, Tailwater Energy Fund I LP, TW GP EF-I, LP, TW GP EF-I GP, LLC, TW GP Holdings, LLC, Tailwater Holdings, LP, Tailwater Capital LLC, Jason Downie and Edward Herring. Each party to the Schedule 13D, as amended, shares voting and dispositive power. Based on the relationship of Jason H. Downie to Southcross Holdings Borrower LP, Downie, a director of our General Partner, may be deemed to indirectly beneficially own the common units, subordinated units and Class B Convertible Units held by Southcross Holdings Borrower LP. The address for each party to the Schedule 13D, as amended, is 300 Crescent Court, Suite 200, Dallas, Texas 75201.

(7)
Based on a Schedule 13G/A filed with the SEC on February 17, 2015. The filing was made jointly by Piper Jaffray Companies (“PJA”) and Advisory Research, Inc. (“ARI”) and reflects that (i) PJA may be deemed to be the beneficial owner of the common units through control of ARI, its wholly-owned subsidiary, (ii) PJA disclaims beneficial interest in our common units and (iii) PJA and ARI each have sole voting power over 1,626,357 common units, sole dispositive power over 1,656,692 common units and shared voting power and shared dispositive power over 768,160 common units. The address for PJA is 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402 and the address for ARI is 180 North Stetson, Chicago, Illinois 60601.

(8)
Based on a Schedule 13G/A filed with the SEC on September 9, 2015. The filing was made jointly by Neuberger Berman Group LLC (“NB Group”), Neuberger Berman LLC (“NB”), Neuberger Berman Management LLC (“NB Management”) and Nueberger Berman MLP Income Fund Inc. (“NB Fund”). The filing reflects that NB Group and NB each share voting power over 3,756,817 common units, share dispositive power over 3,951,678 common units and has beneficial ownership of 3,951,678 common units. The filing also reflects that NB Management and NB Fund each share voting power over 1,840,000 common units, share dispositive power over 1,840,000 common units and has beneficial ownership of 1,840,000 common units. Each of NB Group, NB and NB Management disclaim beneficial ownership of the units covered in the Schedule 13G/A. The address for each party to the Schedule 13G/A is 605 Third Avenue, New York, New York 10158.

(9)
Based on a Schedule 13G/A filed with the SEC on February 9, 2015. The filing was made jointly by OppenheimerFunds, Inc. (“OF”) and Oppenheimer SteelPath MLP Income Fund (“OSP”). The filing reflects that OF has shared voting power and shared dispositive power over 2,447,856 common units and beneficial ownership of 2,447,856 common units. The filing also reflects that OSP has sole voting power and shared dispositive power over 2,414,581 common units and beneficial ownership of 2,414,581. OF disclaims beneficial ownership of the 2,447,856 common units, which includes the ownership of OSP. OSP also disclaims beneficial ownership of the 2,414,581 common units. The address for OF is Two World

Financial Center, 225 Liberty Street, New York, New York 10281 and the address for OSP is 6803 S. Tucson Way, Centennial, Colorado 80112.

(10)
As of June 26, 2015, Mr. Anderson is no longer an officer of our General Partner. See our Current Reports on Form 8-K filed with the SEC on June 8, 2015 and July 8, 2015. The beneficial ownership for Mr. Anderson is reported as known to us effective as of June 26, 2015.

(11)	The address for Mr. Biotti is 200 Clarendon Street, 54th Floor, Boston, Massachusetts 02116.

(12)
Mr. Downie owns no units directly. Includes 6,616,400 common units, 12,213,713 subordinated units and 15,958,990 Class B Convertible Units indirectly owned by Holdings. Based on the relationship of Jason H. Downie to Southcross Holdings Borrower LP, Mr. Downie may be deemed to indirectly beneficially own the common units, subordinated units and Class B Convertible Units held by Southcross Holdings Borrower LP. Mr. Downie disclaims beneficial ownership of the securities reported, except to the extent of Mr. Downie’s indirect pecuniary interest.

(13)	The address for Mr. Henderson is 1700 Pennsylvania Ave. NW, Suite 800, Washington, D.C. 20006.

(14)
As of June 30, 2015, Mr. Mezey is no longer an officer of our General Partner. See our Current Report on Form 8-K filed with the SEC on June 26, 2015. The beneficial ownership for Mr. Mezey is reported as known to us as of June 30, 2015.

(15)
Includes 16,879 common units owned directly by Mr. Steinhart. Also includes 2,500 common units owned by each of two of Mr. Steinhart’s sons and 1,000 common units owned by each of five trusts established for the benefit of Mr. Steinhart’s grandchildren, over which Mr. Steinhart shares voting and dispositive power. Mr. Steinhart has no pecuniary interest in, and disclaims any ownership of, such common units that are not owned by Mr. Steinhart directly.

(16)
Represents phantom units issued under the Non-Employee Director Deferred Compensation whereby Mr. Williamson has the right to acquire common units within 30 days of termination of his services. Mr. Williamson has elected to defer all earned compensation under the Non-Employee Director Deferred Compensation Plan until he is no longer a director of our General Partner. In accordance with the Non-Employee Director Deferred Compensation Plan, Mr. Williamson has a total of 29,543 phantom units, 16,804 of which will be settled in cash equal to the fair market value of our common units on the date of termination of Mr. Williamson’s services (and which are not included in the table).

(17)	Does not include any unvested phantom units granted to such directors and executive officers under the LTIP.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation Discussion
Overview of our Executive Compensation Program
This executive compensation discussion describes the compensation policies, programs, material components and decisions of the compensation committee of the board of directors of our General Partner (the “Compensation Committee”) with respect to our General Partner’s executive officers, including the following individuals who are referred to as our “Named Executive Officers”:

•	David W. Biegler, Chairman;

•	John E. Bonn, President and Chief Executive Officer;

•	J. Michael Anderson, Senior Vice President and Chief Financial Officer; and

•	Phillip M. Mezey, Executive Vice President, Business Development
Our compensation practices and programs generally are designed to attract, retain and motivate exceptional leaders and structured to align compensation with our overall performance, including growth in distributions to unitholders. The compensation practices and programs have been implemented to promote achievement of short-term and long-term business objectives consistent with our strategic plans and are applied to reward performance. To accomplish these objectives, our compensation program consists of the following components: (i) base salary, designed to compensate executive officers for work performed during the fiscal year; (ii) short-term incentive compensation, designed to reward executive officers for our yearly performance and for performance specific to an executive officer’s area of responsibility; (iii) long-term incentive compensation in the form of equity awards, meant to align the interests of our executive officers, including our Named Executive Officers, with our long-term performance; and (iv) certain benefits, perquisites, retirement, severance and change in control arrangements.
Our General Partner, under the direction of its board of directors, is responsible for managing our operations and employs all of the employees that operate our business. We reimburse our General Partner, generally on a dollar-for-dollar basis, for the compensation attributable to the work performed on our behalf by its employees for work performed for us. On December 31, 2014, our General Partner had 314 employees who provided direct support to our operations. Certain of those employees provide management, administrative, operational and workforce related services to our affiliates, including Holdings, which owns 100% of our General Partner, and an affiliate of two of our Sponsors.
References in this report to Named Executive Officers, executive officers, other officers, directors and employees refer to the Named Executive Officers, executive officers, other officers, directors and employees of our General Partner. Effective June 8, 2015, Bret M. Allan became the Senior Vice President and Chief Financial Officer of our General Partner, replacing J. Michael Anderson as the Chief Financial Officer. Effective June 30, 2015, Phillip M. Mezey resigned from his position as Executive Vice President, Business Development.
Role of the Compensation Committee and Management
Our General Partner is responsible for the management of us. The Compensation Committee is appointed by the board of directors of our General Partner to assist the board of directors in discharging its responsibilities relating to overall compensation matters, including, without limitation, matters relating to compensation programs for our directors and executive officers. The Compensation Committee is directly responsible for our General Partner’s compensation programs, which include programs that are designed specifically for our executive officers, including our Named Executive Officers.
The Compensation Committee has overall responsibility for evaluating and approving the compensation plans, policies and programs of our General Partner. To that end, the Compensation Committee has the responsibility, power and authority to set the compensation of executive officers, determine grant awards under and administer our General Partner’s equity compensation plans, and assume responsibility for all matters related to the foregoing. The Compensation Committee is charged, among other things, with the responsibility of reviewing the executive officer compensation policies and practices for (i) adherence to our compensation philosophy and (ii) ensuring that the total compensation paid to our executive officers is fair, reasonable and competitive. These compensation programs for executive officers consist of base salary, annual incentive bonus awards and awards under the LTIP typically in the form of equity-based restricted units and phantom units, as well as other customary employment benefits. Total compensation of executive officers and the relative emphasis of our main components of compensation are reviewed at least on an annual basis by the Compensation Committee, which then makes recommendations to the board of directors of our General Partner for its approval.
It is the practice of the Compensation Committee to meet in person or by conference call at least once a year for a number of purposes. These include (i) assessing the performance of the Chief Executive Officer and other executive officers with respect to our results for the preceding year, (ii) establishing compensation levels for each executive officer for the ensuing year, (iii) determining the amount of the annual bonus pool approved by the board of directors of our General Partner to be paid to the executive officers, after taking into account both the target bonus levels established for those executive officers at the outset of the preceding year and the foregoing performance factors and (iv) determining equity awards under the LTIP for executive officers and other key employees. Our Chief Executive Officer participates in the process of allocating our bonus pool and makes recommendations to the Compensation Committee regarding the amount of bonuses and other compensation paid to executive officers, other than to the Chief Executive Officer.
Compensation Philosophy and Objectives
The principal objective of our compensation program is to attract and retain, as executive officers and employees, individuals of demonstrated competence, experience and leadership in our industry and in those professions required by our business who share our business aspirations, values, ethics and culture.
In establishing our compensation programs, we consider the following compensation objectives:

•	to encourage creation of unitholder value through sustainable earnings and cash available for distribution;

•	to reward participants for value creation commensurate with competitive industry standards;

•	to provide a significant percentage of total compensation that is “at-risk” or variable;

•	to encourage significant equity ownership to align the interests of executive officers and key employees with those of unitholders;

•	to provide competitive, performance-based compensation programs that allow us to attract and retain superior talent; and

•	to develop a strong linkage between business performance, safety, environmental stewardship and employee pay.
We also strive to achieve a fair balance between the compensation rewards that we perceive necessary to remain competitive in the marketplace and fundamental fairness to our unitholders, taking into account the return on their investment.
In measuring the contributions of our executive officers to the performance of us for 2014, the Compensation Committee considered and utilized the following financial and operating performance factors:

•	Adjusted EBITDA reported by us;

•	completion of a business combination, acquisition or transaction to enhance scale, stability and access to capital;

•	costs, completion dates and operational milestones associated with the execution of our organic growth plans;

•	our capital expenditures and operating expenses; and

•	success in executing contracts that we anticipate will result in increased earnings and distributable cash for us.
Compensation Methodology
The Compensation Committee intends to review annually our executive compensation program in total and each element of compensation specifically. The Compensation Committee intends to include the following in its periodic review of our executive compensation program: (i) an analysis of the compensation practices of other companies in our industry; (ii) the competitive market for executive talent; (iii) the evolving demands of our business; (iv) specific challenges that we may face; and (v) individual contributions to us. The Compensation Committee will recommend to the board of directors of our General Partner adjustments to the overall executive compensation program, and to its individual components, as the Compensation Committee determines necessary to achieve our goals and comply with the Compensation Committee’s compensation philosophy. The Compensation Committee utilizes compensation consultants periodically to assist in its review of, and to provide input regarding, our compensation program and its elements.
Actual compensation decisions for individual officers are the result of the Compensation Committee’s subjective analysis of a number of factors, including the individual officer’s experience, skills or tenure with us and changes to the individual’s position. Each executive’s current and prior compensation is considered in setting future compensation. The amount of each executive’s current compensation is considered as a base-line against which the Compensation Committee makes determinations as to whether adjustments are necessary to retain the executive in light of competition or in order to provide continuing performance incentives. Thus, the Compensation Committee’s determinations regarding compensation are the result of the exercise of judgment based on all reasonably available information and, to that extent, are discretionary. The Compensation Committee may use its discretion to adjust any of the components of compensation to achieve our goal of attracting and retaining individuals with the skills necessary to execute our business strategy and to develop and grow our business.

Elements of our Compensation Programs
Compensation for our Named Executive Officers consists primarily of the elements, and their corresponding objectives, identified in the following table:

Compensation Element	Characteristics	Primary Objectives
Base salary	Fixed annual cash compensation. Salaries may be increased periodically based on performance or other factors.	Recognize performance of job responsibilities and attract and retain individuals with superior talent.
Annual performance-based compensation	Performance-related annual cash incentives earned based on financial and other objectives. For 2014 performance, no such cash awards were made.	Promote near-term performance objectives and reward individual contributions for the achievement of those objectives.
Long-term equity participation	Equity awards purchased or granted subject to time and/or performance based vesting restrictions intended to align indirect ownership interests of Named Executive Officers with unitholder interests.
Emphasize long-term performance objectives, encourage the maximization of unitholder value and retain key executives by providing an opportunity to participate in our ownership. Vesting restrictions are designed to facilitate Named Executive Officer retention and to provide continuing performance incentives.

Health and welfare benefits
Health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for Named Executive Officers, our executive officers and all other regular full-time employees.
Provide benefits to meet the health and wellness needs of our Named Executive Officer, executive officers and other employees, and their families.
Retirement savings 401(k) plan
Qualified 401(k) retirement plan benefits are available for our Named Executive Officers, other executive officers, and all other regular full-time employees. For 2014, we matched employee contributions to 401(k) plan accounts up to a maximum employer contribution of 6% of the employee’s eligible compensation, subject to the annual maximum contribution limit imposed by the Internal Revenue Service.
Provide an opportunity for tax-efficient savings.
Severance and change in control benefits
Severance agreements provide for base salary and benefit continuation in the event of certain terminations of employment. A portion of our Named Executive Officers’ equity incentives are subject to accelerated change in control vesting.
Encourage the continued attention and dedication of our Named Executive Officers and focus their attention when considering strategic alternatives.

Compensation Components and Analysis
Base Salary. We believe that executive officer base salaries should be competitive with salaries for executive officers in similar positions with similar responsibilities in our marketplace.
The base salaries for our Named Executive Officers are set forth in the following table:

Name and Principal Position	Base Salary
David W. Biegler (1)	$200,000
Chairman
John E. Bonn (2)	$450,000
President and Chief Executive Officer
J. Michael Anderson (3)	$325,000
Senior Vice President and Chief Financial Officer
Phillip M. Mezey (4)	$325,000
Executive Vice President, Business Development

(1)
In March 2014, Mr. Biegler’s base salary was increased from $400,000 to $425,000, and in September 2014, Mr. Biegler’s base salary was increased to $500,000, to bring his base salary closer to competitive levels in our industry. In January 2015, the base salary of Mr. Biegler was decreased to $200,000 in connection with his stepping down as our Chief Executive Officer.

(2)	In January 2015, Mr. Bonn’s base salary was increased from $350,000 to $450,000 to reflect his election as our Chief Executive Officer.

(3)
In March 2014, Mr. Anderson’s base salary was increased from $300,000 to $325,000 to bring his base salary closer to competitive levels in our industry. On June 8, 2015, Mr. Anderson announced his departure from the Partnership and is no longer an officer of our General Partner. See our Current Reports on Form 8-K, filed with the SEC on June 8, 2015 and July 8, 2015.

(4)
Mr. Mezey joined our General Partner in August 2014 in connection with (i) the combination of Southcross Energy LLC and TexStar Midstream Services, LP (“TexStar”), pursuant to a contribution agreement in which Holdings was formed (the “Holdings Transaction”) and (ii) the contemporaneous contribution to us by TexStar of certain gathering and processing assets owned by it (the “TexStar Rich Gas System Transaction”). In September 2014, Mr. Mezey’s base salary was increased from $250,000 to $325,000 to bring his base salary closer to competitive levels in our industry. In June 2015, Mr. Mezey announced his departure from the Partnership and is no longer an officer of our General Partner. See our Current Report on Form 8-K, filed with the SEC on June 26, 2015.

Going forward, base salaries for our Named Executive Officers will continue to be reviewed periodically by the Compensation Committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.
Annual Performance-Based Compensation.  Each of our Named Executive Officers participates in an incentive bonus compensation program under which incentive awards are determined annually.
Prior to 2013, annual incentive bonuses for our executive officers were determined based on the achievement of pre-established financial and operational performance criteria, including our level of achievement against a range of total Adjusted EBITDA targets. In 2013, we determined not to establish formal Adjusted EBITDA targets or other financial and operational performance measures with respect to our 2013 annual incentive compensation program. Instead, we determined that 2013 annual incentive bonus awards for our Named Executive Officers would be determined by the board of directors of our General Partner in its discretion following the completion of the 2013 fiscal year, based upon factors such as the operational performance of newly acquired assets, capital expenditure and operating expense performance, development of growth projects, increase in new gas supply contracts and each individual’s contributions to our overall success during the year.
For 2014, the board of directors of our General Partner determined not to award annual incentive bonuses to our Named Executive Officers.
This determination is not necessarily reflective of the performance of our Named Executive Officers in 2014. The current view of the Compensation Committee is that, given the current stage of the Partnership’s growth and operational performance, it may better align the incentives of our Named Executive Officers with our unitholders to grant increased LTIP awards in lieu of annual cash bonus awards when determining total compensation.
Long-Term Equity Participation. Please see the sections following our Summary Compensation Table (as defined below) for discussion regarding the long-term equity compensation granted to our Named Executive Officers.
Benefit Plans, Perquisites and Retirement.  We provide our executive officers, including our Named Executive Officers, with a standard complement of health and retirement benefits under the same plans as all other employees, including medical, dental and vision benefits, disability and life insurance coverage, and a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). We believe that our health benefits provide stability to our Named Executive Officers, thus enabling them to better focus on their work responsibilities, while our 401(k) Plan provides a vehicle for tax-preferred retirement savings with additional compensation in the form of an employer match that adds to the overall desirability of our executive compensation package. For 2013 and 2014, we provided an employer match under our 401(k) Plan equal to 100% of employee contributions up to 6% of eligible compensation, subject to the annual maximum contribution limit imposed by the Internal Revenue Service. In addition, none of our Named Executive Officers participated in any defined benefit pension plans or non-qualified deferred compensation plans.
Severance Agreements and Change in Control Provisions.  We maintain severance and other compensatory agreements with some of our executive officers for a variety of reasons, including the fact that severance agreements can be an important recruiting tool in the market in which we compete for talent. Certain provisions in these agreements, such as confidentiality, non-solicitation and non-compete clauses, protect us and our unitholders after the termination of the employment relationship. We believe that it is appropriate to compensate former executives for these post-termination agreements, and that compensation helps to enhance the enforceability of these arrangements. These agreements are described in more detail below.
Recoupment Policy.  Equity awards granted under the LTIP are subject to recovery, including modification and forfeiture, for certain “Act[s] of Misconduct” as defined in the LTIP. We currently do not have a recovery policy applicable to annual cash incentive bonuses, if any are awarded. The Compensation Committee will continue to evaluate the need to amend such a policy, in light of current legislative policies, and economic and market conditions.
Compensation Committee Report
The Compensation Committee issued the following report:
We have reviewed and discussed with management certain compensation discussion provisions to be included in our Annual Report on Form 10-K for the year ended December 31, 2014 to be filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934 (the “Annual Report”). Based on those reviews and discussions, we recommend to the Board of Directors of the General Partner that the Executive Compensation Discussion be included in the Annual Report.

Compensation Committee
Jon M. Biotti, Chairman
Bruce A. Williamson
Ronald G. Steinhart
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2014, the Compensation Committee was comprised of Messrs. Biotti (Chairman), Williamson and Steinhart. No member of the Compensation Committee was an officer or employee of our General Partner. Mr. Biotti is affiliated with Charlesbank, which controls Southcross Energy LLC. See Part III, Item 10 and Item 13 of our Annual Report on Form 10-K for the year ended December 31, 2014.
Summary Compensation Table
The following table (the “Summary Compensation Table”) sets forth certain information with respect to the compensation paid to our Named Executive Officers for the years ended December 31, 2013 and 2014:

Name and Principal Position	Year	Salary ($)	Stock awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
David W. Biegler	2014	442,308	3,187,019	—	17,500	3,646,827
Chairman	2013	400,000	—	—	17,500	417,500
John E. Bonn(4)	2014	283,500	1,854,560	—	64,710	2,202,770
President and Chief Executive Officer	2013	—	—	—	—	—
J. Michael Anderson(5)	2014	319,231	1,383,462	—	1,168,600	2,871,293
Senior Vice President and Chief Financial Officer	2013	294,231	460,000	72,000	17,500	843,731
Phillip M. Mezey(6)	2014	120,192	919,656	—	—	1,039,848
Executive Vice President, Business Development	2013	—	—	—	—	—

(1)
For 2014, represents the grant date fair value of LTIP awards for Messrs. Biegler, Bonn and Anderson based on the closing price on April 1, 2014 of $17.09 and the grant date fair value of LTIP awards for Messrs. Biegler, Bonn, Anderson and Mezey based on the closing price on August 27, 2014 of $21.69. For 2013, represents the grant date fair value of Mr. Anderson’s LTIP award.

(2)	For 2013, represents award earned under our annual incentive bonus program for Mr. Anderson.

(3)
For Messrs. Biegler, Bonn and Anderson, represents employer contributions under our 401(k) Plan. For 2014, Mr. Biegler had a 401(k) match of $17,500. For 2014, Mr. Bonn had a 401(k) match of $16,200 and reimbursement for interim living expenses of $48,510. For 2014, Mr. Anderson had a 401(k) match of $17,500 and compensation of $1,151,100 paid by Southcross Energy LLC for the settlement of its equity equivalent units. For 2013, Mr. Biegler and Mr. Anderson each had a 401(k) match of $17,500. These amounts do not include payments for distribution equivalent rights made to Messrs. Biegler, Bonn and Anderson in 2014.

(4)	Mr. Bonn became employed by us in March 2014.

(5)
On June 8, 2015, Mr. Anderson announced his departure from the Partnership and is no longer an officer of our General Partner. See our Current Reports on Form 8-K, filed with the SEC on June 8, 2015 and July 8, 2015.

(6)	Mr. Mezey became employed by us in August 2014 in connection with the Holdings Transaction and the TexStar Rich Gas System Transaction. In June 2015, Mr. Mezey announced his departure from the

Partnership and is no longer an officer of our General Partner. See our Current Report on Form 8-K, filed with the SEC on June 26, 2015.
A discussion of the material compensation information disclosed in the Summary Compensation Table is set forth in the “Compensation Components and Analysis” section above and following is a discussion of other material factors necessary to understanding the total compensation afforded to our Named Executive Officers:
Southcross Energy LLC Long-Term Equity Incentive Units.  In August 2009, in connection with the formation of Southcross Energy LLC, certain of our officers, including Mr. Biegler, purchased units in Southcross Energy LLC, a portion of which were incentive units. The incentive units were subject to vesting restrictions and were intended as equity incentives to promote long-term compensation objectives and provide meaningful incentives to increase unitholder value over time. Our Named Executive Officers did not receive any equity incentive units in 2014, and Mr. Biegler is the only Named Executive Officer who owns units in Southcross Energy LLC. All of Mr. Biegler’s time vesting incentive units have vested.
Mr. Biegler’s Southcross Energy LLC Units.  Mr. Biegler’s performance based vesting units are intended to motivate Mr. Biegler and to reward the financial success of Southcross Energy LLC, which is tied directly to our financial success. The units will vest, if at all, upon the occurrence of a transaction that results in Charlesbank receiving cash or liquid securities in an amount that results in Charlesbank achieving certain investment multiples and internal rates of return with respect to its investment in Southcross Energy LLC. A portion of the performance-based vesting units vest upon the occurrence of such a transaction that results in Charlesbank achieving an investment multiple reflecting a return of 2.0 times invested capital and an internal rate of return of 20%, and the remainder of such units vest cumulatively based on the occurrence of a transaction that results in Charlesbank achieving investment multiples over and above the threshold amount. The units will be fully vested upon the occurrence of a transaction that results in Charlesbank achieving an investment multiple reflecting a return of 3.5 times invested capital and an internal rate of return of 20%. Neither the consummation of our initial public offering nor the Holdings Transaction and the TexStar Rich Gas System Transaction constituted a liquidity event for purposes of the performance-based incentive units. See “Potential Payments Upon a Termination or Change in Control” below for a description of the circumstances under which vesting of the incentive units may be accelerated.
Mr. Anderson’s Southcross Energy LLC Units. In connection with Mr. Anderson’s commencement of employment in April 2012, and to provide him with meaningful incentives to increase unitholder value over time, Mr. Anderson was granted 15,000 equity equivalent units of Southcross Energy LLC. Each of these equity equivalent units was intended to be equivalent in value to one incentive unit of the type purchased from Southcross Energy LLC by Mr. Biegler and other officers previously. In connection with the Holdings Transaction, all of Mr. Anderson’s 15,000 equity equivalent units vested, resulting in a payment by Southcross Energy LLC to Mr. Anderson of $1,151,100 based on a fair market value of $76.74 per unit. As of the date of this report, Mr. Anderson does not own any equity in Southcross Energy LLC.
Named Executive Officer LTIP Units. In 2014, the board of directors of our General Partner granted an aggregate 159,447 phantom units to Mr. Biegler (58,997 of which vested in connection with the Holdings Transaction), 93,323 phantom units to Mr. Bonn (36,873 of which vested in connection with the Holdings Transaction), 69,539 phantom units to Mr. Anderson (27,139 of which, along with 13,334 phantom units awarded in 2013, vested in connection with the Holdings Transaction) and 42,400 phantom units to Mr. Mezey (none of which have vested). In addition, as described below, the board of directors of our General Partner authorized future grants, to be made on March 10, 2015, of phantom units to our Named Executive Officers, if such persons remain employed as of such date (the “2015 LTIP Awards”). The 2015 LTIP Awards are not reflected in the Summary Compensation Table because they will not be awarded as compensation earned for performance in 2014. The number of phantom units to be granted as 2015 LTIP Awards, if at all, will be determined by dividing the award value (as stated in the chart below) by the closing price of our common units on March 10, 2015. All of the foregoing phantom unit awards will be made under our A/R LTIP, which is described further below.

The 2015 LTIP Awards are as follows:

Future Grantee	Award Value
David W. Biegler (1)	$425,000
John E. Bonn (1)	$904,387
J. Michael Anderson (2)	$146,250
Phillip M. Mezey (1)	$230,163

(1)
For Mr. Biegler, all of his 2015 LTIP Award, if made, will vest on the first anniversary of the grant date. For Mr. Bonn, $198,137 of his 2015 LTIP Award, if made, will vest on the first anniversary of the grant date, and the remaining portion of the award will vest in three cumulative annual installments, as discussed below. For Mr. Mezey, $67,663 of his 2015 LTIP Award, if made, will vest on the first anniversary of the grant date, and the remaining portion of the award will vest in three cumulative annual installments, as discussed below.

(2)
On June 8, 2015, Mr. Anderson announced his departure from the Partnership and is no longer an officer of our General Partner. On July 3, 2015, Mr. Anderson entered into a General Release Agreement with the General Partner (the “Release Agreement”), which accelerated the vesting of 38,997 phantom units previously issued to Mr. Anderson under the Current LTIP. See our Current Reports on Form 8-K, filed with the SEC on June 8, 2015 and July 8, 2015.

Except for the 2015 LTIP Awards with one-year vesting as indicated above, the phantom units awarded to our Named Executive Officers vest in three cumulative annual installments, with one-third of the units vesting on each anniversary of the grant date, subject to continued employment through the applicable vesting date. Each phantom unit granted to our Named Executive Officers in 2014 was, and the 2015 LTIP Awards (if made) will be, granted in tandem with corresponding distribution equivalent rights (which are discussed below). Generally, upon the grantee’s cessation of employment, all phantom units that have not vested will be forfeited. Phantom units will vest in full upon a cessation of service due to death or disability or upon a change in control.
All Other Compensation.  Please see the discussions above for a discussion of the base salaries, short- and long-term incentive compensation, benefits, perquisites and retirement arrangements paid or made available to our Named Executive Officers. Please also see the section below entitled “Outstanding Equity Awards at December 31, 2014” for a discussion of outstanding equity awards and the section below entitled “Potential Payments Upon a Termination or Change in Control” for a discussion of payments made upon termination of employment and certain change in control events.
Outstanding Equity Awards at December 31, 2014
Southcross Energy LLC Equity Awards. The following table provides information regarding incentive units of Southcross Energy LLC held by our Named Executive Officers as of December 31, 2014 (in thousands).

Southcross Energy LLC Incentive Units
Name	Number of time-vesting units that have not vested	Market value of time-vesting units that have not vested	Number of performance-vesting units that have not vested	Market value of performance vesting units that have not vested($)(2)
David W. Biegler	—	—	43,470(1)	3,335,888
John E. Bonn	—	—	—	—
J. Michael Anderson(3)	—	—	—	—
Phillip M. Mezey(4)	—	—	—	—

(1)
Represents the number of unvested performance vesting incentive units purchased on August 6, 2009. The units will vest, if at all, upon Charlesbank attaining certain investment multiples, as described above, in connection with a liquidity event with respect to its investment in Southcross Energy LLC. For additional information relating to the performance vesting incentive units, see the discussion above under “Summary Compensation Table - Southcross Energy LLC Long-Term Equity Incentive Units.”

(2)	Amounts shown were calculated based on an estimate of the fair market value of units of $76.74 in Southcross Energy LLC on December 31, 2014.

(3)
On June 8, 2015, Mr. Anderson announced his departure from the Partnership and is no longer an officer of our General Partner. See our Current Reports on Form 8-K, filed with the SEC on June 8, 2015 and July 8, 2015.

(4)	In June 2015, Mr. Mezey announced his departure from the Partnership and is no longer an officer of our General Partner. See our Current Report on Form 8-K, filed with the SEC on June 26, 2015.

	Southcross Energy Partners, L.P. - LTIP Units
Name	Number of time-vesting units that have not vested(1)	Fair value of time-vesting units that have not vested(2)	Number of performance‑vesting units that have not vested	Fair value of performance vesting units that have not vested
David W. Biegler	100,450	$1,597,155	—	—
John E. Bonn	56,450	$897,555	—	—
J. Michael Anderson(3)	42,400	$674,160	—	—
Phillip M. Mezey(4)	42,400	$674,160	—	—

(1)
Represents the number of unvested time vesting LTIP units awarded to our Named Executive Officers on August 27, 2014, subject to the recipient’s continued employment through the applicable vesting date. The units vest in three equal installments on August 27th of 2015, 2016 and 2017.

(2)	Amounts were calculated based on the closing price per common unit on December 31, 2014 of $15.90.

(3)
On June 8, 2015, Mr. Anderson announced his departure from the Partnership and is no longer an officer of our General Partner. On July 3, 2015, Mr. Anderson entered into the Release Agreement with the General Partner, which accelerated the vesting of 38,997 phantom units previously issued to Mr. Anderson under the Current LTIP. See our Current Reports on Form 8-K, filed with the SEC on June 8, 2015 and July 8, 2015.

(4)	In June 2015, Mr. Mezey announced his departure from the Partnership and is no longer an officer of our General Partner. See our Current Report on Form 8-K, filed with the SEC on June 26, 2015.
The foregoing table does not include the 2015 LTIP Awards, which represent future grants to be made to our Named Executive Officers on March 10, 2015, if they remain employed as of such date.
Potential Payments Upon a Termination or Change in Control
Severance and Change in Control Benefits.  Our Named Executive Officers are entitled to severance payments and benefits upon certain terminations of employment and, in certain cases, upon a change in control. In addition, Mr. Anderson is entitled to severance payments and benefits upon certain qualifying terminations of employment (including in connection with a change in control) and, in certain cases, upon a change in control.
Messrs. Biegler and Anderson have entered into severance agreements with our General Partner that provide for severance benefits upon certain terminations of employment. Mr. Bonn has entered into an employment agreement with our General Partner that provides for severance benefits upon certain terminations of employment. Mr. Mezey has not entered into a severance agreement with our General Partner. As described below, the severance agreements of Messrs. Biegler and Anderson are substantially similar. Also, as described further below, Mr. Anderson is entitled to a retention payment under a separate agreement if certain conditions are met in 2015.

Mr. Biegler’s Severance and Change in Control Benefits.  Under the severance agreement for Mr. Biegler, upon termination of his employment by us without “cause” or by executive for “good reason” (provided such termination for “good reason” occurs no more than 45 days following the last event constituting “good reason”), Mr. Biegler is entitled to receive (i) twelve months of base salary continuation and (ii) company-subsidized group health plan benefits for up to twelve months. Additionally, severance payments are conditioned upon the execution of a general release of claims and continued compliance with certain non-competition and non-solicitation restrictions for twelve months following termination.
“Cause” is defined in the severance agreement for Mr. Biegler to mean (i) his indictment for or conviction of, or entering a plea of nolo contendere, to any crime (whether or not a felony) involving dishonesty, fraud, embezzlement, breach of trust or other crime of moral turpitude, (ii) his conviction of, entering a plea of nolo contendere to, a felony (other than a traffic violation), (iii) acts by him constituting fraud or willful misconduct in connection with the his employment or service relationship, including misappropriation or embezzlement in the performance of his duties, (iv) his failure or willful refusal to perform any of his duties (other than a failure resulting from incapacity due to physical or mental illness) which is reasonably likely to result in material harm to Southcross Energy LLC or its subsidiaries, provided that such failure or refusal is not cured within 30 days of receiving written notice from Southcross Energy LLC, (v) his violation or breach of the ethics provisions of the employee handbook applicable to all employees generally, or his duty of loyalty to Southcross Energy LLC or its affiliates, (vi) his willfully or grossly negligently engaging in conduct materially injurious to Southcross Energy LLC or any of its subsidiaries or (vii) his failure or refusal to devote a majority of his “business time” to the business and affairs of Southcross Energy LLC and its subsidiaries, provided that such failure or refusal is not cured within 30 days of receiving written notice from Southcross Energy LLC. Generally, “business time” excludes time spent serving on certain corporate, charitable or civic boards or committees, or delivering lectures, fulfilling speaking engagements or teaching at educational institutions.
“Good reason” is defined in Mr. Biegler’s severance agreement to mean (i) an involuntary reduction in his annual base salary, other than a reduction to which Mr. Biegler consents or that similarly affects all or substantially all management employees, (ii) a relocation, without his prior written consent, of the geographic location of his principal place of employment by more than twenty-five miles from his original principal place of employment or (iii) the failure of Southcross Energy LLC or any of its subsidiaries to pay any cash compensation (such as base salary or bonuses) to Mr. Biegler when due under the terms of any employment agreement or bonus plan in which he is entitled to participate, provided that Southcross Energy LLC has not cured such failure within 30 days of receiving written notice from Mr. Biegler.
Mr. Biegler is not entitled to any cash payments upon a change in control of us or Southcross Energy LLC. With regard to Mr. Biegler’s LTIP phantom unit awards, upon certain transactions generally resulting in a change in control of our General Partner or Partnership or cessation of his services due to death or disability, any unvested phantom units will vest in full. As set forth above, 58,997 of Mr. Biegler’s phantom units vested in August 2014 in connection with the Holdings Transaction. For additional information regarding the vesting of the phantom units, see the discussion under the Summary Compensation Table above.
Upon the occurrence of a liquidity event with respect to Charlesbank’s investment in Southcross Energy LLC, which event may also constitute a change in control, Mr. Biegler’s performance vesting incentive units may vest, depending upon the financial outcome of such transaction. For additional information regarding the vesting of the performance vesting incentive units, see the discussion under “Summary Compensation Table - Mr. Biegler’s Southcross Energy LLC Units” above.
Mr. Anderson’s Retention Agreement. In November 2014, Mr. Anderson entered into a retention agreement with our General Partner providing for the payment to Mr. Anderson of $325,000 after the timely filing of this report and his continued employment as of May 1, 2015 (other than by reason of an involuntary termination by the Company without cause or a resignation for good reason).
A for “cause” termination would occur under Mr. Anderson’s retention agreement if (i) he fails to perform satisfactorily his material duties or to devote his full time and effort to his position, (ii) he violates any material Company policy that remains unremedied after reasonable notice to cure the violation, (iii) he fails to follow lawful directives from the Company’s Chief Executive Officer, the Company’s Board of Directors or his direct supervisor, (iv) his negligence or material misconduct, (v) his dishonesty or fraud or (vi) any felony conviction.
A “good reason” termination would be permitted under Mr. Anderson’s retention agreement upon (i) a material reduction in his compensation unless the reduction applies to all Company employees employed at similar levels or (ii) a change in the location that he regularly works of more than 25 miles, provided that “good reason” shall not occur unless he provides to Company written notice of the existence of the permitted termination event within a period not to exceed 30 days from the initial existence of the condition stating in reasonable detail the basis for the “good reason” condition and the Company will have the opportunity for a period of 30 days from the receipt of his notice to cure the “good reason” condition described in his written notice.
Mr. Anderson’s Severance Benefits.  On June 8, 2015, Mr. Anderson announced his departure from the Partnership and is no longer an officer of our General Partner. On July 3, 2015, Mr. Anderson entered into the Release Agreement with our General Partner that became effective as of June 26, 2015 (the “Effective Date”).
Under the Release Agreement, Mr. Anderson received (i) his base salary through the Effective Date, (ii) the pro rata portion of the target bonus for the current year through the Effective Date, which equaled $94,562, (iii) a bonus payment of $390,000, (iv) a severance payment of $650,000, and (v) reimbursement for the cost of COBRA coverage for 18 months. In addition, the Release Agreement required the Partnership to accelerate the vesting of 38,997 phantom units previously issued to Mr. Anderson under the Current LTIP, and provided for the payment of accumulated distribution equivalent rights with respect to such phantom units in the amount of $38,212. The Release Agreement includes a general release of claims by Mr. Anderson and customary restrictive covenants.
Mr. Bonn’s Severance and Change in Control Benefits. On March 5, 2015, our General Partner entered into an employment agreement with John E. Bonn, the President and Chief Executive Officer of our General Partner (the “Bonn Employment Agreement”). The Bonn Employment Agreement provides for an initial three-year term, unless earlier terminated. The Bonn Employment Agreement automatically extends for one year periods unless notice is given otherwise prior to the expiration of the then-current term. Mr. Bonn will receive an annual base salary of $450,000 for the first year, $500,000 for the second year and not less than $500,000 for each year thereafter, as determined by the board of directors of our General Partner. Mr. Bonn may receive an annual cash bonus based on annual performance targets in an amount determined by the board of directors of our General Partner in its discretion with a target annual bonus equal to Mr. Bonn’s salary for such year. In 2015, Mr. Bonn is entitled to receive a grant of LTIP awards with a fair market value of $200,000 (and if made, Mr. Bonn’s 2015 LTIP Award will satisfy this covenant). Mr. Bonn may also receive LTIP awards as determined by the board of directors of our General Partner. Mr. Bonn is also entitled to receive certain benefits and reimbursement of certain expenses, including relocation expenses.
Under the Bonn Employment Agreement, upon a termination of Mr. Bonn’s employment by us without “cause” or by Mr. Bonn for “good reason,” Mr. Bonn will be entitled to receive (i) an amount equal to two times his then‑current annual base salary, (ii) an amount equal to two times his target annual bonus, (iii) an amount equal to the cost of COBRA coverage for 18 months after termination and (iv) an amount equal to $150,000 if terminated during the first year, $100,000 if terminated during the second year or $50,000 if terminated during the third year (and no additional payment if Mr. Bonn is terminated after the third year). The severance payment is subject to Mr. Bonn’s execution of a general release agreement and compliance with certain restrictions.
A for “cause” termination would occur under the Bonn Employment Agreement if (i) Mr. Bonn fails to perform satisfactorily his material duties or to devote his full time and effort to his position, (ii) violates any material company policy that remains un-remedied after reasonable notice to cure the violation, (iii) fails to follow lawful directives from our Chairman or the board of directors of our General Partner, (iv) his negligence or material misconduct, (v) his fraud, embezzlement, misappropriation, material misconduct, conversion of assets or breach of fiduciary duty or (vi) any felony conviction.
A “good reason” termination would be permitted under Mr. Bonn’s employment within 90 days after the following occurs (without Mr. Bonn’s written consent): (i) Mr. Bonn is removed as Chief Executive Officer, (ii) a material diminution of his base salary or (iii) a change in the location of Mr. Bonn’s employment that requires Mr. Bonn to relocate his residence to a location more than 50 miles from Dallas, Texas.
During his employment and for one year following his termination, Mr. Bonn is subject to certain non-competition and non-solicitation provisions set forth in the Bonn Employment Agreement. Mr. Bonn is also subject to certain confidentiality provisions during and after his employment.
With regard to Mr. Bonn’s LTIP phantom unit awards, upon certain transactions generally resulting in a change in control of our General Partner or Partnership or cessation of his services due to death or disability, any unvested phantom units will vest in full. As set forth above, 36,873 of Mr. Bonn’s phantom units vested in August 2014 in connection with the Holdings Transaction. For additional information regarding the vesting of the phantom units, see the discussion under the Summary Compensation Table above.
Mr. Mezey’s Change in Control Benefits. With regard to Mr. Mezey’s LTIP phantom unit award, upon certain transactions generally resulting in a change in control of our General Partner or Partnership or cessation of his services due to death or disability, any unvested phantom units will vest in full. For additional information regarding the vesting of the phantom units, see the discussion under the Summary Compensation Table above.
Director Compensation
Officers, employees or paid consultants of our General Partner who also serve as directors do not receive additional compensation for their service as directors. Our directors who are not officers, employees or paid consultants of our General Partner receive a combination of cash and common units to be granted pursuant to the LTIP as compensation for attending meetings of our board of directors of our General Partner and any committees thereof. Specifically, directors are eligible for the following:

i.	An annual retainer of $50,000, to be paid quarterly in arrears;

ii.	An annual retainer of $10,000 for the Chairperson of the Audit Committee, to be paid quarterly in arrears;

iii.	An annual retainer of $5,000 for the Chairperson of the Compensation Committee, to be paid quarterly in arrears;

iv.	An annual retainer of $2,500 for the Chairperson of the Conflicts Committee, to be paid quarterly in arrears;

v.	$1,500 for each board meeting attended (whether in person or telephonically);

vi.	$1,200 for each committee (Audit, Compensation or Conflicts) meeting attended (whether attended in person or telephonically);

vii.	A per diem amount for assistance with special projects, in an amount commensurate with the amount payable for attendance at Board or Committee meetings; and

viii.
An annual equity grant of common units from us pursuant to the LTIP equivalent to $75,000 divided by the average of the closing daily sales price of our common units for the ten trading days immediately prior to April 1st of each year; or at the option of us, $75,000 in cash in lieu of such equity grant.

Pursuant to the Non-Employee Director Compensation Arrangement, compensation for directors who serve for only a portion of a year is pro-rated for time served. Our non-employee directors are reimbursed for certain expenses incurred for their services to us.

We have adopted the Southcross Energy Partners, L.P. Non-Employee Director Deferred Compensation Plan, pursuant to which non-employee directors of our general partner may elect on an annual basis to defer all earned cash and/or equity compensation until the director is no longer a director of our general partner. All amounts deferred will be converted into phantom units from us, which will be entitled to receive quarterly distributions from us. These quarterly distributions will also be converted to phantom units. At the conclusion of the deferral period, the accrued phantom units will be paid to the director in the form of (i) cash for deferrals of cash compensation equal to the fair market value as of such date and (ii) common units for deferrals of equity compensation. For the calendar year 2014, Mr. Williamson has elected to defer his non-employee director compensation.
Each of Messrs. Bartlett, Biotti and Davis informed us that in accordance with the internal policies of Charlesbank and the terms of the limited partnership agreements for the Charlesbank funds that have invested in Southcross Energy LLC (the “Charlesbank Fund”), that all compensation otherwise payable to any of them as a result of being a director of our General Partner should be paid as follows (i) cash compensation should be paid directly to Charlesbank and (ii) in lieu of equity compensation, any such additional compensation should be paid in cash directly to Charlesbank.
Mr. Downie informed us that in accordance with the internal policies of Tailwater and the terms of the limited partnership agreements for the Tailwater funds, all cash compensation otherwise payable to Mr. Downie as a result of being a director of our General Partner should be paid directly to an affiliate of Tailwater.
Mr. Henderson also informed us that in accordance with the internal policies of EIG and the terms of the limited partnership agreements for the EIG funds, that all compensation otherwise payable to Mr. Henderson as a result of being a director of our General Partner should be paid as follows: (i) cash compensation should be paid directly to EIG and (ii) in lieu of equity compensation, any such additional compensation should be paid directly to EIG.
Director Compensation for 2014
The following table presents the cash, equity awards and other compensation earned, paid or awarded to each of our directors during the year ended December 31, 2014:

Name	Fees earned or paid in cash	Equity awards		Total
Jon M. Biotti (1)	$78,100	$75,000	(4)	$153,100
Kim G. Davis (1)	$40,255	$75,000	(4)	$115,255
Samuel P. Bartlett (1)	$40,255	$75,000	(4)	$115,255
Jason Downie (2)	$27,745	$—		$27,745
Wallace Henderson (3)	$27,745	$—		$27,745
Jerry W. Pinkerton	$95,800	$75,000	(5)	$170,800
Ronald G. Steinhart	$77,900	$75,000	(6)	$152,900
Bruce A. Williamson	$91,100	$75,000	(7)	$166,100

(1)
Directors associated with Charlesbank. In connection with the closing of the Holdings Transaction and the TexStar Rich Gas System Transaction and effective as of that date, Messrs. Bartlett and Davis resigned as directors and were replaced by Mr. Downie (as the Tailwater designee) and Mr. Henderson (as the EIG designee).

(2)	Director associated with Tailwater.

(3)	Director associated with EIG.

(4)	In lieu of an equity grant pursuant to the LTIP received a cash payment.

(5)
Mr. Pinkerton received 4,381 common units on April 1, 2014 based on a per unit price of $17.12, which is the average of the daily per unit closing price of our common units for the ten trading days immediately before April 1, 2014.

(6)
Mr. Steinhart received 4,381 common units on April 1, 2014 based on a per unit price of $17.12, which is the average of the daily per unit closing price of our common units for the ten trading days immediately before April 1, 2014.

(7)
Mr. Williamson received 4,381 phantom units on April 1, 2014 based on a per unit price of $17.12, which is the average of the daily per unit closing price of our common units for the ten-day trading days immediately before April 1, 2014. Pursuant to Mr. Williamson’s election to defer such award in accordance with the Non-Employee Director Deferred Compensation Plan, Mr. Williamson was issued the reported phantom units. Including the phantom units granted to Mr. Williamson on April 1, 2014, Mr. Williamson has a total of 15,057 phantom units outstanding as of December 31, 2014.

ADOPTION OF THE A/R LTIP
The aggregate number of common units that may be delivered with respect to awards under the Current LTIP is 1,750,000. Under the Current LTIP, as of October 28, 2015, 1,210,216 common units have been delivered or are reserved for outstanding unvested awards, and 539,784 common units remain available for future awards. There are currently 706,209 common units subject to outstanding awards of phantom units that have not yet vested. The market value of all unvested phantom units outstanding under the Current LTIP as of October 28, 2015 was $3,509,859, based on the closing price of the common units on that date. Our outstanding phantom units were originally granted with a three year annual vesting schedule.
The A/R LTIP will increase the number of common units of the partnership authorized for grants and issuance from 1,750,000 to 6,250,000 and will extend the term of the A/R LTIP to a period of 10 years following adoption of the A/R LTIP. The A/R LTIP was unanimously approved by the board of directors of our General Partner on October 28, 2015 and approved by the Consenting Majority Unitholder on November 9, 2015, which holds a majority of our outstanding common and subordinated units. Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholder, under applicable securities regulations, the A/R LTIP may not become effective until at least 20 calendar days after the date this information statement is first sent or given to our unitholders. Therefore, the earliest possible date on which the A/R LTIP can become effective is December 7, 2015. We intend to file a registration statement pursuant to the Securities Act of 1933, as amended, on Form S-8, to register the additional common units authorized to be granted under the A/R LTIP. A copy of the A/R LTIP is attached to this information statement as Annex A, and you should refer to the A/R LTIP for further details of the plan and awards that may be made thereunder.
Description of the A/R LTIP
The description of the A/R LTIP set forth below is a summary of the material features of the A/R LTIP. This summary, however, does not purport to be a complete description of all the provisions of the A/R LTIP. The following summary is qualified in its entirety by reference to the full text of the A/R LTIP, a copy of which is attached hereto as Annex A and incorporated herein by reference.
Common Units Subject to the A/R LTIP
The maximum number of common units that may be delivered with respect to awards under the A/R LTIP is 6,250,000 common units.
As is the case under the Current LTIP, the common units deliverable pursuant to an award under the A/R LTIP may consist, in whole or in part, of common units acquired in the open market, from the Partnership, any of its affiliates or any other person, or common units otherwise issuable by the Partnership, or any combination of the foregoing. To the extent an award is forfeited, cancelled, exercised, paid or otherwise terminates or expires without the actual delivery of common units pursuant to such award, then the common units subject to such award will again be available for awards under the A/R LTIP.
Administration
The A/R LTIP is administered by the Compensation Committee, but may be administered by the Board or by another committee appointed by the Board to administer the A/R LTIP if such committee is comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3 promulgated under the Exchange Act). The term “administrator” as used in this summary refers to the Compensation Committee, the Board or any other committee of the Board appointed by the Board to administer the A/R LTIP. The administrator has the full authority, subject to the terms of the A/R LTIP, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the A/R LTIP, to designate participants under the A/R LTIP, to determine the number of common units to be covered by awards, to determine the type or types of awards to be granted to a participant, and to determine the terms and conditions of any award.
Eligibility
All employees, consultants and directors of the Partnership, the General Partner and theirs affiliates are eligible to be selected to participate in the A/R LTIP. Based on historic compensation practices approximately 287 employees and seven non-employees directors are eligible to receive awards under the A/R LTIP; however, this number is subject to change as the number of individuals in our business is adjusted to meet our operational requirements. In addition, the services of individual consultants may be used on an as-needed basis; however, consultants are not generally considered for awards under the A/R LTIP.
Term of the A/R LTIP
The LTIP shall continue in effect until the earliest of (i) the date terminated by the Board or (ii) the tenth (10th) anniversary of the date on which the A/R LTIP was adopted by the Board.
Awards under the A/R LTIP
Options and Unit Appreciation Rights. Options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units as of the exercise date over a specified exercise price. Options and unit appreciation rights may be granted to such eligible individuals and with such terms as the administrator may determine, consistent with the terms of the A/R LTIP; however, the exercise price of an option or unit appreciation right may not be less than the fair market value of a common unit on the date of grant (except with respect to such awards granted in substitution for similar awards held by individuals who become employees, directors or consultants of the Partnership, the General Partner or one of their affiliates as a result of a merger, consolidation or acquisition by the Partnership or an affiliate).
Restricted Units and Phantom Units. A restricted unit is a common unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the participant to receive a common unit upon the vesting of the phantom unit or, in the discretion of the administrator, cash equal to the fair market value of a common unit. The administrator may make grants of restricted and phantom units under the A/R LTIP that contain such terms, consistent with the A/R LTIP, as the administrator may determine are appropriate, including number of restricted units or phantom units subject to the award and the vesting and forfeiture conditions applicable to the awards. To the extent provided by the administrator, in its discretion, a grant of restricted units may provide that the distributions made by the Partnership with respect to the restricted units will be subject to the same forfeiture and other restrictions as the restricted units to which such distributions relate. The administrator, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.
Distribution Equivalent Rights. The administrator may grant distribution equivalent rights under the A/R LTIP. A distribution equivalent right is a contingent right to receive an amount in cash, common units, restricted units and/or phantom units equal in value to the distributions made by the Partnership with respect to a common unit during the period the award is outstanding.
Other Unit-Based Awards. The A/R LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The administrator will determine the terms and conditions of any other unit-based award. An other unit-based award may be paid in cash, common units (including restricted units) or any combination thereof as provided in the applicable award agreement.
Adjustments
Upon the occurrence of any “equity restructuring” that could result in additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to awards with respect to such event were discretionary, the administrator will (a) equitably adjust the number and type of common units covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event and (b) adjust the number and type of common units with respect to which future awards may be granted under the A/R LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to awards were discretionary, the administrator will have complete discretion to adjust awards in the manner it deems appropriate.
Amendments
The administrator may amend or modify the A/R LTIP at any time; provided, however, that unitholder approval will be obtained for any amendment to the A/R LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. The administrator may also amend any outstanding award made under the A/R LTIP, provided that no change in any outstanding award may be made that would materially reduce the rights or benefits of the participant without the consent of the affected participant.
United States Federal Income Tax Consequences of Unit Options
The following is a general summary under current law of the material U.S. federal income tax consequences to a U.S. participants granted an option under the A/R LTIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences (except, with respect to federal employment taxes, to the limited extent discussed below). The sections titled “-Additional Tax Consequences for Holders of Units” and “-Potential Self Employment Consequences” discuss additional tax consequences that may apply to a participant as a holder of common units issued pursuant to an award under the A/R LTIP.
Options. A participant will not have taxable income on the grant or vesting of the option. The participant generally will recognize ordinary income at the time of exercise in an amount equal to the aggregate fair market value of the common units at the time of exercise less the aggregate exercise price. The participant’s initial basis in each common unit generally will be the fair market value of a common unit on the date the participant exercises the option. Any subsequent gain or loss will generally be taxable as capital gain or loss.
Additional Tax Consequences for Holders of Units. To the extent a participant receives common units, there will be additional tax consequences to the participant as a unitholder. In particular, each unitholder of the Partnership is required to report on his or her individual income tax return his or her allocable share of income, gains, losses and deductions of the Partnership in computing his or her federal income tax liability, regardless of whether cash distributions are made by the Partnership. Distributions by the Partnership to a unitholder generally are not taxable unless the amount of cash distributed exceeds the unitholder’s adjusted basis in his or her common units.
Potential Self Employment Consequences. If a participant receives common units in the Partnership and is deemed to be an employee of the Partnership, the issuance of those units may cause wages paid to the participant to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the participant will be required to make quarterly income tax payments rather than having amounts withheld by the Partnership or its affiliates. Additionally, if self-employed, the participant will be required to pay the full amount of all employment taxes on his or her compensation, whereas employees are only responsible for 50% of such taxes. In addition, if required to be treated as a self-employed partner, the participant will not be able to participate in certain welfare benefit plans that may be maintained by the Partnership or its affiliates, such as so-called “cafeteria” plans, and the cost of employer-provided health and life insurance benefits will be includible in the participant’s taxable income (but may also be deductible to a limited extent). To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees. It is not presently intended to treat participants who receive units in the Partnership as self-employed partners with respect to the wages paid to such participants.
Section 409A of the Code. Certain awards under the A/R LTIP, including option awards, may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes certain additional requirements regarding the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A of the Code, or is not operated in accordance with those requirements, all amounts deferred under such plan for the taxable year and all preceding taxable years, by or on behalf of any participant with respect to whom the failure relates, are includible as ordinary income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included as ordinary income. In addition, the deferred amount may be subject to interest and an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). The interest, which is equal to the interest at the underpayment rate plus one percentage point, is imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture.
To the extent applicable, the A/R LTIP and awards granted under the A/R LTIP have been and will be structured and interpreted to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the administrator to preserve the intended tax treatment of awards granted under the A/R LTIP, the A/R LTIP and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Plan Benefits Table
The number of awards that our named executive officers, other executive officers, other employees and non-employee directors may receive under the A/R LTIP will be determined at the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the A/R LTIP as of the date of this information statement. Although the dollar value of compensation to be paid to non-employee directors is not discretionary, the Compensation Committee maintains the discretion to grant a certain portion of their compensation in cash or in awards under the A/R LTIP. Therefore it is not possible to determine the benefits that will be received in the future by participants in the A/R LTIP.

Securities Authorized for Issuance Under Equity Compensation Plan(1)
The following table sets forth certain information relating to our A/R LTIP as of December 31, 2014:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by securities holders	470,750	—	900,284
Equity compensation plans not approved by security holders	—	—	—
Total	470,750	$—	900,284

(1)    For more information, see Note 14 to our consolidated financial statements for the year ended December 31, 2014, as recasted and included on our Form 8-K filed with the SEC on August 20. No value is shown in column (b) of the table because the phantom units do not have an exercise price.
VOTING PROCEDURES
Pursuant to Delaware corporate law, the affirmative vote or consent of the holders of a majority of our outstanding common units, subordinated units and Class B Convertible Units is sufficient to adopt the A/R LTIP, which vote was obtained through the written consent of the Consenting Majority Unitholder as the record owner of a majority of the issued and outstanding common and subordinated units. Accordingly, no other votes are necessary to adopt the A/R LTIP and your approval is neither required nor requested.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
Employees of the General Partner who perform services for us and the General Partner and the members of the Board will be eligible to receive awards under the A/R LTIP.  Accordingly, members of the Board and executive officers of our General Partner have a substantial interest in the approval of the A/R LTIP.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Our internet address is www.southcrossenergy.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. You can obtain this information without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:
Southcross Energy Partners, L.P.
1717 Main Street, Suite 5200
Dallas, Texas 75201
Attention: Investor Relations
Phone: (214) 979-3720
Delivery of Documents to Unitholders Sharing an Address
Unless we have received contrary instructions from a unitholder, we are delivering only one information statement to multiple unitholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the information statement to a unitholder who shares an address with another unitholder. A unitholder who wishes to receive a separate copy of the information statement may direct such request to the Investor Relations Department at Southcross Energy Partners, L.P., 1717 Main Street, Suite 5200, Dallas, Texas 75201, Attention: Investor Relations, 214-979-3720. Unitholders who receive multiple copies of the information statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the investor relations contact listed above.
* * * * * *

Annex A|
SOUTHCROSS ENERGY PARTNERS, L.P.
AMENDED AND RESTATED
2012 LONG-TERM INCENTIVE PLAN

SECTION 1.    Purpose of the Plan.
This Southcross Energy Partners, L.P. Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”) has been adopted by Southcross Energy GP, LLC, a Delaware limited liability company (the “Company”), the general partner of Southcross Energy Partners, L.P., a Delaware limited partnership (the “Partnership”). The Plan was originally adopted in connection with the initial public offering of the Partnership’s Units and has been amended and restated in 2015 to increase the number of Units available for issuance under the Plan (the “Amendment”). The Plan is intended to promote the interests of the Partnership and the Company by providing incentive compensation awards denominated in or based on Units to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates.
SECTION 2.    Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation - Stock Compensation, or any successor accounting standard.
“Award” means an Option, Restricted Unit, Phantom Unit, DER or Other Unit-Based Award granted under the Plan.
“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
“Board” means the board of directors or board of managers, as the case may be, of the Company.
“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Committee, before or after the Participant’s termination of Service, of: (i) any material failure by the Participant to perform the Participant’s duties and responsibilities; (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, the Partnership or any of their Affiliates; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company or any Affiliate(s) of the Company or which adversely affects the image, reputation or business of the Company, the Partnership or their Affiliates; or (v) any material breach by the Participant of any agreement between the Company or any of its Affiliates, on the one hand, and the Participant on the other. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.
“Change in Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)
any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, Charlesbank Capital Partners, LLC, EIG Global Energy Partners, Tailwater Capital LLC or any of their respective Affiliates (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the combined voting power of the equity interests in the Company;

(ii)	the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii)
the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership, Charlesbank Capital Partners, LLC, EIG Global Energy Partners, Tailwater Capital LLC or any of their respective Affiliates; or

(iv)
a transaction resulting in a Person other than the Company, Charlesbank Capital Partners, LLC, EIG Global Energy Partners, Tailwater Capital LLC or any of their respective Affiliates (as determined immediately prior to such event) being the sole general partner of the Partnership.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Board, except that it shall mean such committee as is appointed by the Board if, from and after such time as and to the extent that the Board appoints such a committee comprised solely of two or more “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) to administer the Plan.
“Consultant” means an individual who renders consulting services to the Company, the Partnership or any of their Affiliates.
“DER” means a distribution equivalent right, representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Disability” means, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s, the Partnership’s or one of their Affiliates’ long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees or the Company, the Partnership or one of their Affiliates does not maintain such a long-term disability insurance policy, “Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code; provided, however, that if a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Units on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select. If there is no regular public trading market for the Units, the Fair Market Value of the Units shall be determined by the Committee in good faith and, to the extent applicable, in compliance with the requirements of Section 409A.
“Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.
“Other Unit-Based Award” means an award granted pursuant to Section 6(d) of the Plan.
“Participant” means an Employee, Consultant or Director granted an Award under the Plan and any authorized transferee of such individual.
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
“Profits Interest Unit” means to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan.

“Service” means service as an Employee, Consultant or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of

Service. The Committee, in its sole discretion, subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (a) a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Director or Consultant or (b) a termination which results in a temporary severance of the service relationship.
“Unit” means a Common Unit of the Partnership.
“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.
SECTION 3.    Administration.
(a)    The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.
(b)    To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(b) shall serve in such capacity at the pleasure of the Board and the Committee.
SECTION 4.    Units.
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 6,250,000 (which represents an increase of 4,500,000 Units in connection with the Amendment). If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse), the Units subject to such Award shall again be available for Awards under the Plan. Units withheld from an Award to either satisfy the Company’s or its Affiliates’ tax withholding obligations with respect to the Award or pay the exercise price of an Award shall not be counted against the number of Units that may be delivered under the Plan and shall be available for future grants of Awards. To the extent permitted by applicable law and securities exchange rules, Units issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.
(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.
(c)    Anti-dilution Adjustments.
(i)    Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.
(ii)    Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.
SECTION 5.    Eligibility.
Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
SECTION 6.    Awards.
(a)    Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.

(i)    Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to an Award granted in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.
(ii)    Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the Company, or any combination of the foregoing methods.
(iii)    Exercise of Options and UARs on Termination of Service. Each Option and UAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or UAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or UAR shall terminate as of the start of business on the effective date of the Participant’s termination. To the extent the Option or UAR is not vested and exercisable as of the termination of Service, the Option or UAR shall terminate when the Participant’s Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options and UARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(iv)    Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.
(b)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.
(i)    Payment of Phantom Units. The conditions and dates or events upon which the cash or Units underlying an award of Phantom Units shall be issued shall be specified in the applicable Award Agreement, which dates or events shall not be earlier than the date on which the Phantom Units vest and become nonforfeitable and which conditions and dates or events shall be subject to compliance with Section 409A (unless the Phantom Units are exempt therefrom).
(ii)    Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.
(c)    DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or

Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.
(d)    Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.
(e)    General.
(i)    Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award; provided, that any such waiver shall be effective only to the extent that such waiver will not cause any Award intended to satisfy the requirements of Section 409A to fail to satisfy such requirements.
(ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)    Limits on Transfer of Awards.
(A)    Except as provided in paragraph (C) below, each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)    Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C)    The Committee may provide in an Award Agreement that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement restricting the transfer of such Units.
(iv)    Term of Awards. Subject to Section 6(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee.
(v)    Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Partnership delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.
(vi)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
SECTION 7.    Amendment and Termination; Certain Transactions.
Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.
(b)    Amendments to Awards. Subject to Section 7(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.
(c)    Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 4(c) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:
(i)    provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii)    make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;
(iv)    provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)    provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 4(c) above shall control to the extent they are in conflict with the discretionary provisions of this Section 7, provided, however, that nothing in this Section 7(c) or Section 4(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 7 or in Section 4(c) above; and (ii) no action shall be taken under this Section 7 which shall cause an Award to fail to comply with Section 409A, to the extent applicable to such Award.
SECTION 8.    General Provisions.
(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code) on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, continue consulting services or to remain on the Board, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d)    No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.
(e)    Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan, the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4).
(f)    Lock-Up Agreement. Each Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.
(g)    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.
(h)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(i)    Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(j)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(k)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.
(l)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(m)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.
(n)    No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant or other Person.
(o)    Clawback; Misconduct. To the extent required by applicable law or any applicable securities exchange listing standards, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. In addition, and without limiting the foregoing, except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an award has vested) the Committee or any person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 8(o), the Authorized Officer, the Committee or the Board may suspend the Participant’s rights to exercise or to vest in an Award, and/or to receive payment for or receive Units in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.
If the Committee or an Authorized Officer determines that a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Affiliate of the Company, breach of fiduciary duty, violation of ethics policy or code of conduct, or deliberate disregard of the Company’s or Affiliate of the Company’s rules resulting in loss, damage or injury to the Company or any Affiliate of the Company, or if a Participant makes an unauthorized disclosure of any trade secret or confidential information, solicits any Employee or other service provider to leave the employ or cease providing services to the Company or any Affiliate of the Company, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any customer to breach a contract with the Company or any Affiliate of the Company or to cease doing business with the Company or any Affiliate of the Company, or induces any principal for whom the Company or any Affiliate of the Company acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Unit Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment in respect of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Committee’s sole discretion, to return and/or repay to the Company or the Partnership any then vested Units previously granted under the Plan. In making such determination, the Committee or an Authorized Officer may, in its discretion, give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.
(p)    Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.
SECTION 9.    Term of the Plan.
The Plan shall continue in effect until the earliest of (i) the date terminated by the Board, or (ii) the tenth (10th) anniversary of the date on which the Amendment is adopted by the Board in 2015. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.